EXHIBIT 23.2
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                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form SB-2 of Global Matrechs, Inc. of our report dated May 12, 2004, relating to the consolidated financial statements of Global Matrechs, Inc. formerly ("Homecom Communications, Inc.") for the year ended December 31, 2003 appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Sherb & Co., LLP
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Sherb & CO., LLP
New York, NY
September 15, 2004